Exhibit 99.1

ALJ REGIONAL HOLDINGS, INC. PLANS TO REPLACE ITS EXISTING TERM LOAN AND REVOLVING CREDIT FACILITY

NEW YORK, NY, June 29, 2021 – CORRECTION: ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ” or “Company”) inadvertently announced today that it has completed the replacement of its existing term loan and amended its existing revolving credit facility. The Company is currently negotiating the replacement of its existing term loan facility and the amendment of its existing revolving credit facility. Key features of the transactions are expected to include:

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Significant Reduction of Quarterly Term Loan Principal Payments. ALJ’s new term loan and amended revolving credit facility (referred to collectively as “New Debt”) are expected to reduce term loan amortization principal payments by approximately $4.4 million, or 54%, which significantly improves liquidity and operating flexibility.

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Reduction in Convertible Debt Dilution and Lower Interest Rate for Revolving Credit Facility. ALJ’s new term loan is expected to allow interest to be paid in cash on the existing outstanding convertible debt, rather than paying “interest in kind” which would result in additional dilution to shareholders. In addition, the average interest rate on the amended revolving credit facility is expected to be reduced by more than 50%, while total availability would be unchanged at $32.5 million.

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Consolidation of Existing Debt. ALJ’s New Debt is expected to consolidate most existing capital leases and all equipment financing arrangements into the new term loan, which the Company expects will improve near-term cashflow.

•	Updated Certain Financial Covenants. New Debt financial covenants are expected to be reset to provide ample cushion based on projected results of operations.
•	Extended Maturity Date. ALJ’s New Debt is expected to extend the maturity date from November 2023 to June 2025.

While the Company is currently in the late stage of negotiations regarding the New Debt, there is no guarantee that the transactions contemplated above will close on the terms described above, or at all.

About ALJ Regional Holdings, Inc.

ALJ Regional Holdings, Inc. is the parent company of (i) Faneuil, Inc., a leading provider of call center services, back office operations, staffing services, and toll collection services to commercial and governmental clients across the United States, and (ii) Phoenix Color Corp., a leading manufacturer of book components, educational materials, and related products producing value-added components, heavily illustrated books, and specialty commercial products using a broad spectrum of materials and decorative technologies.

Forward-Looking Statements

ALJ’s press release and related communications contain forward-looking statements within the meaning of federal securities laws. Such statements include information regarding our expectations, impact of COVID-19, goals or intentions regarding the future, including but not limited to statements about whether our existing indebtedness will be refinanced on terms acceptable to us, or at all, our financial projections and business growth, our plans to reduce capital expenditures and deleverage our balance sheet, our ability to achieve target adjusted EBITDA margins on customer contracts, the impact of new customer contracts for Faneuil, the impact of new Faneuil contracts on Faneuil’s financial results, operational improvements implemented by Carpets, and other statements including the words "will" and "expect" and similar expressions.  You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially are discussed in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov.  All forward-looking statements in this release are made as of the date hereof and we assume no obligation to update any forward-looking statement.